EXHIBIT 10.56

[*]Confidential treatment has been requested for the information indicated pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended. The copy on file as an exhibit omits the information subject to the confidentiality request. Such omitted information has been filed separately with the Commission.



                          INTERSTATE/VALLEY TELEPHONE
                         KNOLOGY CONNECTING THE VALLEY
                       DIGITAL CENTREX SWITCHING SERVICE
                         CUSTOMER ACCEPTANCE AGREEMENT


An Agreement made this 4th day of January 1999, by and between Interstate/Valley Telephone Company of West Point, Georgia (the "Company") and Intercall (the "Customer") located at 1211 O.G. Skinner Drive, West Point, GA to renew Centrex Digital Switching Service.

Centrex Digital Switching Service (the "Service") is a telecommunications system in which the equipment controlling the switching is located in the Company's central office. Lines connecting Customer premises to the Company's central office are furnished by the Company as part of the service, and remain the property of the Company.

Customer hereby subscribes to the Service on the following conditions:

         A. CONTRACT TERM: Rates. Customer elects an initial contract term of 5 year(s), for service lines and with the features set forth on attached Schedule
A. The monthly rate for OPTION I PRIMARY CENTREX LINES IS $[*] PER LINE. The monthly rate for a Centrex Virtual Facility trunk is $[*]. This rate is not subject to company initiated changes during the initial contract term. Customer shall also be responsible for payment of any initial nonrecurring charges, (I.N.C.), as described on Schedule A. No portion of the I.N.C. shall be refunded under any circumstances. Notwithstanding the foregoing, an End User Common Line Charge, as provided in the Tariff, will be charged. This charge is included in the per line rate and is not covered by this Agreement. Any changes to the End User Common Line Charge shall be made in accordance with F.C.C. Tariff. Such changes shall not be considered Company initiated changes for purposes of this agreement.

         B. SERVICE ESTABLISHMENT CHARGE. A Service Connection Charge of $N/A is applicable to the establishment of _____ Centrex lines, and features described in Schedule A. No portion of the Service Connection Charge shall be refunded under any circumstances. The Service Connection Charge includes charges for the primary service order, line connection, and central office programming. If customer elects to add Centrex lines, Customer shall be responsible for payment of the applicable Service Connection Charges.

         C. LINE SIZE CATEGORIES. If Customer elects to reduce the number of Centrex lines during the term of the Agreement, Customer may do so, but shall continue to be responsible for the payment OF THE GREATER OF 75% OF THE INITIALLY INSTALLED LINES OR THE ACTUAL NUMBER OF LINES IN SERVICE SUBSEQUENT TO THE REDUCTION.

         D. BASIC TERMINATION LIABILITY AGREEMENT. If Customer terminates this Agreement prior to the expiration of the contract term, a termination charge will become due immediately. The amount of the termination charge will be equal to six (6) months billing of actual Centrex lines in service provided the service is not in the fifty-fifth to sixtieth month of service. In this latter event, only the remaining months' Monthly Centrex line rate shall apply.

         E. CANCELLATION CHARGES. In the event Customer cancels this Agreement prior to the establishment of the Service, the Customer shall reimburse the Company for all costs and expenses actually incurred.

          F. RATES AND CHARGES. Rates and charges will be billed monthly based upon pricing schedules in Schedule A. Customer agrees to pay all charges when billed. Charges not paid within 30 days of the bill date may be assessed a 1.5% per month finance charge and may result in termination of service. Centrex rates quoted in this contract do not include tax. The Customer will be subject to the State and Local taxes applicable for his locality.

          G. WARRANTY AND DISCLAIMER. Interstate/Valley Telephone shall use its best efforts to ensure that the system is reliable and available to the Customer at all times, provided however, Interstate/Valley does not make any representations, warranties or covenants, either expressed or implied including the implied warranty of merchantability and fitness for any purpose. Interstate/Valley shall not be liable for incidental, special, or consequential damages, personal injury, or commercial loss, arising in any manner out of the performance on nonperformance of the services provided.

The State of Georgia shall govern this Service Agreement. The terms of this Service Agreement may not be amended except in writing, signed by both parties.

INTERCALL, INC.                              INTERSTATE/VALLEY TELEPHONE

DATE: 4-1-99                                 DATE:  4-1-99
     ----------------------------                 ----------------------------

NAME:  Susan Ferguson                        NAME:  /s/
     ----------------------------                 ----------------------------

TITLE:  VP - Finance                         TITLE:  VP
      ---------------------------                  ---------------------------

                                   SCHEDULE A


                           CENTREX SOFTWARE FEATURES

                         Call Forward - All Calls
                         Call Forward - Busy and No Answer
                         Call Hold
                         Call Park
                         Call Pick Up
                         Three Way/Consultation Hold/Transfer
                         Hunting
                         Intercom Dialing
                         Last Number Redial
                         Ring Again
                         Speed Call
                         Conference Calling 3 & 6 Party
                         Auto Dial
                         Message Waiting
                         Make Set Busy
                         Call Waiting
                         Multiple Call Appearance
                         Toll Restriction
                         Least Cost Routing
                         Music on Hold Software (customer provides source) Direct Inward Dial

                                    PRICING


                              OPTION 1 (60 MONTHS)
                    TO BE APPLIED TO ALL ADMINISTRATION LINES

                    Rate per line: (60 months)$[*] per line
                    Centrex Trunk: $[*]
                    Additional Directory Numbers: $[*] each


                             OPTION II (60 MONTHS)
                      TO BE APPLIED TO RESERVATIONS GROUP

                   Rate per line: (60 Months) $[*] per line


                           CENTREX VOICEMAIL PRICING
                     1 - 50        $[*] per box
                    51 - 100       $[*] per box
                    101 +          $[*] per box


                           SERVICE CONNECTION CHARGES

     Service Charges Covering Moves, Changes and New Installs:

     $[*] Service Order Charge for one order or multiples placed at same time $[*] Central Office Charge for each new or change to existing extension $[*] Premises Termination Charge for any new line terminating at customer premises